Exhibit 99.2

European Sustainable Growth Acquisition Corp. Announces Closing of $125 Million Initial Public Offering

January 26, 2021

NEW YORK--(BUSINESS WIRE)—European Sustainable Growth Acquisition Corp. (the “Company”) announced today the closing of its initial public offering of 12,500,000 units at a price of $10.00 per unit, resulting in gross proceeds of $125 million.

The Company’s units commenced trading on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “EUSGU” on January 22, 2021. Each unit consists of one Class A ordinary share and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “EUSG” and “EUSGW,” respectively.

EarlyBirdCapital, Inc. and ABN AMRO acted as joint book-running managers of the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,875,000 units at the initial public offering price to cover over-allotments, if any.

Of the proceeds received from the consummation of the offering and a simultaneous private placement of warrants, $125 million was placed in the Company’s trust account. An audited balance sheet of the Company as of January 26, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, New York 10017.

A registration statement relating to these securities was filed with, and declared effective by, the SEC on January 21, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT EUROPEAN SUSTAINABLE GROWTH ACQUISITION CORP.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an acquisition in any business industry or sector, it intends to concentrate its efforts on identifying Europe-based, high growth, technology-enabled businesses that utilize green technologies, aligning with ESG principles and the UN Sustainable Development Goals, and addressing consumer preferences for lifestyles driven by sustainability. The Company is sponsored by a team led by its Chairman, Lars Thunell, and a management team led by Co-CEOs Pieter Taselaar and Matheus (Thijs) Hovers, President Karan Trehan and Marc Rothfeldt, board members Wilco Jiskoot and Elaine Weidman Grunewald, and Senior Advisors Bazmi Hussain and Jonathan Copplestone.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investor Contact:
Patrick Moroney

Chief Financial Officer and Secretary, EUSG
(914) 819-3746

Media Contact (US):
Steve Bruce/Taylor Ingraham

ASC Advisors

(203) 992-1230

tingraham@ascadvisors.com

Media Contact (Europe):

Johan Hallsenius

Kreab AB

+46 735 225227

Johan.hallsenius@kreab.com